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                                  Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 17, 2004 relating to the financial statements SulphCo, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Mark Bailey & Company, Ltd.


Reno, Nevada
August 17, 2004